Exhibit 10.4

LOCK-UP AGREEMENT

This Lock-Up Agreement ("Agreement") is made as of the date set forth below by the undersigned ("Holder") in connection with such Holder’s ownership of shares of Blue Holdings, Inc., a Nevada corporation (the "Company").

Whereas, Holder is the actual and/or beneficial owner of shares of Common Stock, $0.001 par value (“Common Stock”), of the Company;

Whereas, Holder acknowledges and understands that the Company has entered into or will enter into a Securities Purchase Agreement dated on or about March 5, 2008 (“Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which such Purchasers will purchase secured convertible notes and warrants of the Company (“Transactions”); capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement; and

Whereas, Holder acknowledges and understands that, as a condition to proceeding with the Transactions, the Purchasers have required that, and the Company has agreed to obtain an agreement from each Holder that, such Holder shall refrain from selling any securities of the Company during the “Restricted Period”, where the “Restricted Period” consists of the first six (6) months following the last Closing Date of the Transactions and at all times thereafter during which  the Company has not been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for the then preceding 90 days or has failed to file all reports required to be filed thereunder during the then preceding 12 months (or such shorter period that the Company was required to file such reports), but in any event such Restricted Period shall not extend past the date which is one (1) year following the last Closing Date of the Transactions;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, Holder agrees as follows:

1.             Share Restriction.

(a)           Holder hereby agrees that during the Restricted Period, Holder will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply in connection with an offer made to all shareholders of the Company in connection with any merger, consolidation or similar transaction involving the Company.  In addition, Holder agrees that during the Restricted Period the Holder will not make any demand for or exercise any right with respect to the registration under the Securities Act of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  Notwithstanding anything contained herein, Holder may transfer, in combination with Holder’s spouse, up to an aggregate of that number of shares of Common Stock issued to Holder upon Holder’s conversion, on the date hereof, of certain indebtedness outstanding under the terms of that certain Revolving Promissory Note dated August 7, 2006, issued by the Company in favor of Holder (as appropriately and equitably adjusted for reverse stock splits and similar events), in a private transaction to ____________.

(b)           In furtherance of the foregoing, Holder further agrees that (i) the Company is authorized to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement, and (ii) the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

(c)           Any subsequent issuance and/or acquisition of shares or the right to acquire shares by or to Holder will be subject to the provisions of this Agreement.

(d)           Notwithstanding the foregoing restrictions on transfer, Holder may, at any time and from time to time during the Restricted Period, transfer the Common Stock or other applicable securities (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of Holder or the immediate family of Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership of which the Holder is a general partner, provided that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to Holder.  For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.  If the Closing of the Transactions under the Purchase Agreement is not consummated, the Holder shall be released from all obligations under this Agreement.

2.             Miscellaneous.

(a)           At any time and from time to time after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Purchasers to carry out the intent and purposes of this Agreement.

(b)           This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.  Any proceeding brought to enforce this Agreement may be brought in courts sitting in New York County, New York.

(c)           This Agreement contains the entire agreement of Holder with respect to the subject matter hereof.  Holder hereby represents and warrants that Holder has full power and authority to enter into this Agreement. This Agreement shall be binding upon Holder, its legal representatives, heirs, successors and assigns.  This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

(d)           The Holder understands that the execution of this Agreement by Holder is a condition to the Purchasers’ obligation to consummate the Transactions contemplated by the Purchase Agreement.

(e)           The Purchasers are third party beneficiaries of this Agreement, with right of enforcement.

(f)           For clarification, Holder acknowledges and agrees that there may be more than one Closing under the Purchase Agreement and that this Agreement shall remain in effect with respect to each Purchaser executing the Purchase Agreement regardless of when (1) any Purchaser executes the Purchase Agreement, (2) any Closing occurs or (3) any Notes are issued, without any need for Holder to execute any further documentation or be notified of any Closing or for any other action to occur.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the date set forth below.

HOLDER:

(Signature of Holder)

(Print Name of Holder)

March 5, 2008
(Date)